Exhibit 99.1

AleAnna, Inc. Reports Third Quarter 2025 Results and Provides Update on Longanesi Field

AleAnna, Inc. Reports Positive Net Income, EBITDA, EPS and Cash from Operations in Third Quarter 2025

Third Quarter 2025 Results and Recent Company Highlights:

●	AleAnna generated $5.3 million of net income and $6.3 million of EBITDA(1) in the third quarter driven by strong production at the Longanesi field generating $11.2 million of revenue in the quarter

●	AleAnna reported basic and diluted net income per share of class A common stock of $0.08 for the quarter ended September 30, 2025

●	AleAnna generated $8.9 million of cash from operations during the third quarter and closed the period with a strong cash position of approximately $31.2 million.

DALLAS – November 12, 2025 – AleAnna, Inc. (“AleAnna” or “the Company”) (NASDAQ: ANNA) today announced financial and operational results for the third quarter of 2025. AleAnna reported net income of $5.3 million, or $0.08 per basic and diluted share of class A common stock, representing the Company’s second consecutive profitable quarter.

As of September 30, 2025, AleAnna maintained a strong cash position of $31.2 million, supporting ongoing development activity and future strategic initiatives.

Financial and Operational Update

Following production ramp-up and rate stabilization at the Longanessi field during the second quarter of 2025, the Company recognized $10.6 million in revenue during the third quarter of 2025 from sales of its share of production from the Longanesi field. This is compared to $3.3 million of revenue generated from sales of the Company’s share of production from the Longanesi field during the second quarter of 2025.

During the third quarter, AleAnna generated $6.3 million of EBITDA and $8.9 million in cash from operations.

During the second quarter, the Company commenced daily production from its Longanesi field, with the ramp-up significantly exceeding expectations in both timing and volume. Production stabilized at approximately 30 million cubic feet per day after approximately six weeks. The stabilized production rate is slightly higher than AleAnna’s budgeted maximum production rate for 2025. All five of Longanesi’s wells are currently contributing to production.

[1]	This is a non-GAAP financial measure. Refer to Non-GAAP Performance Measures and Definitions for further details.

Management Commentary

Marco Brun, Chief Executive Officer, remarked on AleAnna’s recent accomplishments: “The third quarter marks a significant milestone for AleAnna as we realized exceptional performance from our Longanesi field generating $5.3 million of net income, $6.3 million of EBITDA(1) and $8.9 million of cash from operations. We are on track to exceed our expectations for the performance of the Longanesi field.

In parallel, we continue to deliver on our plan to advance our broader growth strategy across both conventional and renewable natural gas. With a solid balance sheet, positive cash flow, and a growing asset base, we are well-positioned to deliver sustainable value creation for our shareholders.”

About AleAnna

AleAnna is a technology-driven energy company focused on bringing sustainability and new supplies of low-carbon natural gas and renewable natural gas (“RNG”) to Italy, aligning traditional energy operations with renewable solutions, with developments like the Longanesi field leading the way in supporting a responsible energy transition. With three conventional gas discoveries in Italy already made and fourteen new natural gas exploration projects planned this decade, AleAnna plays a significant role in Italy’s energy transition. Italy’s extensive infrastructure, featuring 33,000 kilometers of gas pipelines, three major gas storage facilities, and a strong base of existing RNG facilities, aligns with AleAnna’s commitment to sustainability. AleAnna’s RNG projects’ portfolio includes three plants under development and almost 100 potential projects. AleAnna operates regional headquarters in Dallas, Texas, and Rome, Italy.

Forward-Looking Statements

The information included herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements, other than statements of present or historical fact included herein regarding AleAnna’s future operations, financial position, plans and objectives are forward-looking statements. When used herein, including any statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and other similar expressions are forward-looking statements. However, not all forward-looking statements contain such identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on AleAnna’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of AleAnna’s control. AleAnna’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements, which speak only as of the date made. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, those under “Item 1A. Risk Factors” in AleAnna’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and in other public filings with the SEC, as well as general economic conditions; AleAnna’s need for additional capital; risks associated with the growth of AleAnna’s business; and changes in the regulatory environment in which AleAnna operates. Additional information concerning these and other factors that may impact AleAnna’s expectations and projections can be found in filings it makes with the SEC, and other documents filed or to be filed with the SEC by AleAnna. SEC filings are available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, AleAnna disclaims any duty to update any forward-looking statements, all expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof.

Investor Relations Contact

Ivan Ronald

ironald@aleannagroup.com

Website

https://www.aleannainc.com/

ALEANNA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$11,224,868	$648,328	$15,899,878	$648,328

Operating expenses:
Cost of revenues	$2,155,189	$538,607	$3,295,105	$538,607
Lease operating expense	654,092	-	1,748,500	-
General and administrative	2,071,051	1,497,357	7,185,948	4,473,833
Depreciation and depletion	582,604	51,311	885,140	51,311
Accretion of asset retirement obligation	33,318	33,310	98,519	99,930
Total operating expenses	5,496,254	2,120,585	13,213,212	5,163,681

Operating income (loss)	5,728,614	(1,472,257)	2,686,666	(4,515,353)

Other income:
Interest and other income	146,655	396,200	538,291	1,325,660
Change in fair value of derivative liability	-	-	-	173,177
Total other income	146,655	396,200	538,291	1,498,837

Income (loss) before income taxes	5,875,269	(1,076,057)	3,224,957	(3,016,516)
Income tax expense	(556,592)	-	(600,987)	-
Net income (loss)	5,318,676	(1,076,057)	2,623,970	(3,016,516)
Deemed dividend to Class 1 Preferred Units redemption value	-	-	-	(155,423,177)
Net loss (income) attributable to noncontrolling interests	(2,004,779)	-	(967,268)	-
Net income (loss) attributable to Class A Common stockholders or holders of Common Member Units	$3,313,898	$(1,076,057)	$1,656,702	$(158,439,693)

Other comprehensive income (loss)
Currency translation adjustment	716,316	2,163,984	4,797,503	1,311,160
Comprehensive income (loss)	6,034,993	1,087,927	7,421,473	(1,705,356)
Comprehensive loss (income) attributable to noncontrolling interests	(2,729,530)	-	(3,286,011)	-
Total comprehensive income (loss) attributable to Class A Common stockholders or holders of Common Member Units	$3,305,463	$1,087,927	$4,135,462	$(1,705,356)

ALEANNA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 (unaudited) AND DECEMBER 31, 2024

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$31,198,846	$28,330,159
Restricted cash	1,172,540	-
Accounts receivable	2,244,447	1,225,297
Prepaid expenses and other assets	1,901,025	1,666,155
Total Current Assets	36,516,858	31,221,611

Non-current assets:
Natural gas and other properties, successful efforts method, net of accumulated depreciation and depletion of $549,572 and $0 respectively	42,352,060	33,979,014
Renewable natural gas properties, net of accumulated depreciation of $416,395 and $132,094, respectively	10,828,124	9,296,039
Value-added tax refund receivable	8,530,282	6,845,030
Operating lease right-of-use assets	1,832,346	1,744,897
Total Non-current Assets	63,542,812	51,864,980
Total Assets	$100,059,670	$83,086,591

LIABILITIES AND STOCKOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$7,281,859	$2,204,208
Income tax payable		-
Lease liability, short-term	195,973	163,865
Contingent consideration liability, short-term	10,771,277	-
Total Current Liabilities	18,249,109	2,368,073

Non-current Liabilities:
Asset retirement obligation	4,475,851	4,375,919
Lease liability, long-term	1,634,579	1,579,443
Contingent consideration liability, long-term	17,366,165	24,994,315
Total Non-current Liabilities	23,476,595	30,949,677
Total Liabilities	41,725,704	33,317,750

Commitments and Contingencies (Note 6)
Stockholders’ Equity:
Class A Common Stock, par value $0.0001 per share, 150,000,000 shares authorized, 40,659,881 and 40,560,433 shares issued and outstanding as of September 30, 2025 and December 31, 2024	4,066	4,056
Class C Common Stock, par value $0.0001 per share, 70,000,000 shares authorized, 25,994,400 shares issued and outstanding as of September 30, 2025 and December 31, 2024	2,599	2,599
Additional paid-in capital	227,866,066	226,722,424
Accumulated other comprehensive loss	(3,324,618)	(5,803,378)
Accumulated deficit	(189,391,251)	(191,047,953)
Noncontrolling interest	23,177,104	19,891,093
Total Stockholders’ Equity	58,333,966	49,768,841
Total Liabilities and Stockholders’ Equity	$100,059,670	$83,086,591

ALEANNA, INC.

SEGMENT OPERATING RESULTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 (unaudited)

	Three Months Ended September 30, 2025
	Conventional	Renewable	Total
Revenues	$10,577,395	$647,473	$11,224,868

Less:
Cost of revenues	$1,348,779	$806,410
Lease operating expense	654,092	-
Segment general and administrative	674,287	684,462
Depreciation and depletion	492,696	89,908
Accretion of asset retirement obligation	33,318	-
Segment operating income (loss)	$7,374,224	$(933,307)	$6,440,917
Reconciling items:
Less: Corporate general and administrative			$712,302
Interest and other income			146,655
Income before income taxes			$5,875,269

Segment assets	$64,906,177	$15,666,120	$80,572,297
Corporate and other assets			19,487,373
Total assets			$100,059,670

	Nine Months Ended September 30, 2025
	Conventional	Renewable	Total
Revenues	$13,893,184	$2,006,695	$15,899,878

Less:
Cost of revenues	$1,348,779	$1,946,326
Lease operating expense	1,748,500	-
Segment general and administrative	2,544,156	1,048,022
Depreciation and depletion	628,150	256,989
Accretion of asset retirement obligation	98,519	-
Segment operating income (loss)	$7,525,079	$(1,244,643)	$6,280,435
Reconciling items:
Less: Corporate general and administrative			$3,593,769
Interest and other income			538,291
Income (loss) before income taxes			$3,224,957

Segment assets	$64,906,177	$15,666,120	$80,572,297
Corporate and other assets			19,487,373
Total assets			$100,059,670

ALEANNA, INC.

NON-GAAP MEASURES

Non-GAAP Performance Measures and Definitions

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measures. We believe that the presentation of non-GAAP financial measures provides both management and investors with a greater understanding of The Company’s operating results and trends in addition to the results measured in accordance with GAAP and provides greater comparability across time periods. These measures are not to be considered more relevant or accurate than the measures presented in accordance with GAAP. The non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures used by other companies. In compliance with the requirements of the SEC, our non-GAAP measures are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measures.

EBITDA

EBITDA is a non-GAAP financial measure of earnings before interest expense, taxes, depreciation, depletion and amortization. The purpose of presenting EBITDA is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We present EBITDA because we believe it provides useful additional information to investors for specialized analysis of our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

The following table presents a reconciliation of EBITDA to net income for the three months ended September 30, 2025 and for the nine months ended September 30, 2025:

	Three Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2025
Net Income	$5,318,676	$2,623,970
Plus (minus):
Interest	(146,655)	(538,291)
Tax expense	556,592	600,987
Depreciation, depletion and amortization	582,604	885,140
EBITDA	$6,311,218	$3,571,806